Exhibit 99.5
CERTIFICATE OF DESIGNATION, PREFERENCES
AND RIGHTS OF
SERIES C CONVERTIBLE
PREFERRED STOCK
OF
PROLINK HOLDINGS CORP.
(Pursuant to Section 151 of the
Delaware General Corporation Law)
     Prolink Holdings Corp., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was duly approved and adopted by the Board of Directors of the Corporation (the “Board of Directors”) by a unanimous written consent of the Board of Directors dated as of December 21, 2006 in lieu of a meeting in accordance with Section 141(f) of the Delaware General Corporation Law, which resolution remains in full force and effect on the date hereof:
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate Of Incorporation of the Corporation (the “Certificate of Incorporation”) and its By-Laws (the “Bylaws”), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), there is hereby created, out of the 10,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), of the Corporation remaining authorized, unissued and undesignated, a series of the Preferred Stock consisting of 1,500 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):
     SECTION 1 Designation of Amount.
     (a) ONE THOUSAND FIVE HUNDRED (1,500) shares of Preferred Stock shall be, and hereby are, designated the “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), par value $.001 per share.
     (b) Subject to the requirements of the DGCL, the Certificate of Incorporation and this Certificate of Designation, the number of shares of Preferred Stock that are designated as Series C Preferred Stock may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of such shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any other outstanding securities issued by the Corporation that are convertible into or exercisable for Series C Preferred Stock. Any shares of Series C Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall, automatically and without further action, be retired and canceled promptly after the acquisition thereof, and shall become authorized but unissued shares of Preferred Stock when the Corporation shall take such action as may be necessary to reduce the number of authorized shares of the Series C Preferred Stock and may be reissued as part of a new series of any class or series of Preferred Stock in accordance with the Certificate of Incorporation and this Certificate.
     SECTION 2 Certain Definitions.
     Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).
     “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.
     “Common Stock” shall mean the common stock, par value $.0001 per share, of the Corporation.
     “Conversion Date” shall have the meaning ascribed to such term in Section 6(e).
     “Conversion Price” shall mean $1.351351, subject to adjustment from time to time in accordance with Section 6(d).
     “DGCL” shall have the meaning set forth in the preamble to this Certificate of Designation.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Excluded Securities” shall mean:
          (i) shares of Common Stock issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) granted or issued to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock grant, stock option plan, employee stock purchase plan, restricted stock plan or other similar plan or agreement or otherwise, in each case as approved by the Board of Directors;
          (ii) up to 2,570,495 shares of Common Stock issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) granted or issued to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;
          (iii) securities issued in connection with a strategic alliance or similar transaction;
          (iv) up to 2,570,495 shares of Common Stock issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) for bona fide services.
          (v) shares issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution for which an equitable adjustment is provided for in Section 6(d); and

          (vi) shares of Common Stock issuable upon exercise of rights, options, warrants, notes or other rights to acquire securities of the Corporation outstanding as of the Initial Issue Date.
     “Fair Market Value” shall mean, with respect to any listed security, its Market Price, and with respect to any property or assets other than cash or listed securities, the fair value thereof determined in good faith by the Board of Directors.
     “GAAP” shall mean U.S. generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.
     “Initial Issue Date” shall mean the date that shares of Series C Preferred Stock are first issued by the Corporation.
     “Market Price” means, as to any class of listed securities, the average of the closing prices of such security’s sales on all United Sates securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted by the Nasdaq Stock Market, Inc. (“Nasdaq”) as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted by the Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Market Price” is being determined and the 20 consecutive business days prior to such day.
     “Original Purchase Price” shall mean the per share purchase price for a share of Series C Preferred Stock of $10,000.00.
     “person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.
     “Preferred Stock” shall have the meaning set forth in the preamble to this Certificate of Designation.
     “Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of December 29, 2006, by and between the Corporation and the purchasers identified therein.
     “Requisite Holders” shall mean the holders of at least a majority of the then outstanding shares of Series C Preferred Stock.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Series C Preferred Stock” shall have the meaning set forth in Section 1.
     “Series C Recapitalization Event” shall mean any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event involving a change in the capital structure of the Series C Preferred Stock.

     “subsidiary” means, with respect to any person, (a) a company a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a company) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.
     “Subsidiary” shall mean a subsidiary of the Corporation.
     SECTION 3 Voting Rights.
     (a) General. Except as otherwise provided by the DGCL and in addition to any voting rights provided by the DGCL or other applicable law, the holders of Series C Preferred Stock shall be entitled to vote (or render written consents) together with the holders of the Common Stock and any other class or series of capital stock of the Corporation entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of (or written consents in lieu of a vote as permitted by the DGCL, the Certificate of Incorporation and the Bylaws) holders of Common Stock; and shall have such other voting rights as are specified in the Certificate of Incorporation and this Certificate of Designation. When voting together with the holders of Common Stock, each share of Series C Preferred Stock shall entitle the holder thereof to cast one vote for each vote that such holder would be entitled to cast had such holder converted its Series C Preferred Stock into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of Series C Preferred Stock shall be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and Bylaws of the Corporation.
     (b) Waivers. Except to the extent otherwise provided in this Certificate of Designation or required by the DGCL, the Requisite Holders may, via affirmative vote or written consent in lieu thereof, waive any rights of the holders of the Series C Preferred Stock set forth in this Certificate of Designation.
     (c) Protective Provision. So long as at least a majority of the shares of Series C Preferred Stock remain outstanding (subject to an equitable adjustment in the event of any Series C Recapitalization Event), the Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, without the affirmative vote (or written consent as permitted by the DGCL, the Certificate of Incorporation and Bylaws), of the Requisite Holders, voting (or consenting) as a separate class amend, alter or repeal any of the provisions of the Certificate of Incorporation or Bylaws or this Certificate of Designation, or in any way change the preferences, privileges, rights or powers with respect to the Series C Preferred Stock, so as to affect the Series C

Preferred Stock adversely, or reclassify any class of stock in a manner that adversely affects the Series C Preferred Stock.
     SECTION 4 Dividends.
     (a) Dividend Amount.
          (i) Cumulative Dividends. The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends, at the annual rate of five percent (5%) of the Original Purchase Price of each such share of Series C Preferred Stock. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period shall not have been paid or declared at the annual rate specified above and a sum sufficient for payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock or any other class or series of capital stock designated junior to the Series C Preferred Stock with respect to dividends. With respect to each share of Series C Preferred Stock, dividends shall accrue and accumulate, whether or not earned or declared, at the rate specified in the first sentence of this Section 4(a)(i) on a daily basis from the date of original issuance of such share of Series C Preferred Stock until the conversion or redemption of such share of Series C Preferred Stock or liquidation of the Corporation.
          (ii) Dividends on shares of Series C Preferred Stock shall be payable if, as and when declared by the Board of Directors but shall nevertheless be payable upon liquidation of the Corporation as provided in Section 5, conversion as provided in Section 6 or redemption as provided in Section 7.
     (b) Participating Dividends. If the Board of Directors shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the outstanding shares of Series C Preferred Stock shall be entitled to the amount of dividends on the Series C Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 6 hereof, such number to be determined as of the record date for determination of holders of Common Stock entitled to receive such dividend or, if no such record date is established, as of the date of such dividend. Such determination of “whole shares” shall be based upon the aggregate number of shares of Series C Preferred Stock held by each holder, and not upon each share of Series C Preferred Stock so held by the holder. Notwithstanding the foregoing, unless all accrued dividends on the Series C Preferred Stock shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend shall be paid or declared, and no distribution shall be made, on any Common Stock, and (ii) no shares of Common Stock shall be purchased, redeemed or acquired by the Corporation and no amounts shall be set aside or made available for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers or directors of the Corporation at the original purchase price per share therefor in accordance with stock repurchase agreements under which the Corporation has the right to repurchase such shares in the event of termination of employment and cashless exercises of warrants and options shall not be considered redemptions.

     (c) Distributions Other than Cash. The distributions provided for in this Section 4 shall not be payable in property other than cash or listed securities without the consent of the Requisite Holders. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series C Preferred Stock.
     (d) Equitable Adjustments. All numbers relating to the calculation of dividends shall be subject to an equitable adjustment in the event of any Series C Recapitalization Event.
     SECTION 5 Liquidation Preference.
     (a) Liquidation Preference of Series C Preferred Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, the holders of Series C Preferred Stock shall be entitled to have set apart for them, or to be paid, out of the assets of the Corporation available for distribution to stockholders (whether such assets are capital, surplus or earnings) after provision for payment of all debts and liabilities of the Corporation in accordance with the DGCL, before any distribution or payment is made with respect to any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series C Preferred Stock and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series C Preferred Stock with respect to liquidation preferences, an amount equal to the greater of (i) the Original Purchase Price per share of Series C Preferred Stock (which amount shall be subject to an equitable adjustment in the event of any Series C Recapitalization Event) plus all accrued and unpaid dividends thereon, whether or not earned or declared, up to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up and (ii) such amount as would have been payable on the largest number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by each holder thereof could have been converted immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 6 hereof.
     (b) Insufficient Assets. If, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets legally available for distribution among the holders of the Series C Preferred Stock shall be insufficient to permit payment to such holders of the full preferential amounts as provided for in Section 5(a) above, then such holders shall share ratably in any distribution of available assets according to the respective amounts which would otherwise be payable with respect to the shares of Series C Preferred Stock held by them upon such liquidating distribution if all amounts payable on or with respect to such shares were paid in full, based upon the aggregate liquidation value payable upon all shares of Series C Preferred Stock then outstanding.
     (c) Participation with Common Stock. After such payment shall have been made in full to the holders of the Series C Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series C Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated junior to the Series C Preferred Stock or entitled to participate with the Common Stock in right of payment upon any liquidation, dissolution or winding up of the Corporation.

     (d) Distributions Other than Cash. The distributions provided for in this Section 5 shall not be payable in property other than cash or listed securities without the consent of the Requisite Holders. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series C Preferred Stock.
     (e) Equitable Adjustments. The amounts to be paid or set aside for payment as provided above in this Section 5 shall be proportionately increased or decreased in inverse relation to the change in the number of outstanding shares resulting from any Series C Recapitalization Event.
     SECTION 6 Conversion Rights.
     (a) General. Subject to and upon compliance with the provisions of this Section 6, each holder of shares of Series C Preferred Stock shall be entitled, at its option, at any time, to convert all or any such shares of Series C Preferred Stock into the number of fully paid and nonassessable shares of Common Stock equal to the number obtained by dividing (i) the Original Purchase Price of such Series C Preferred Stock, plus the amount of any accumulated but unpaid dividends as of the Conversion Date by (ii) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 6).
     (b) Automatic Conversion. All shares of Series C Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible pursuant to Section 6(a) without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent immediately prior to the registration statement covering such shares of Common Stock being declared effective; provided, if any part, but not all of the such shares are registered (as a result of Rule 415 promulgated under the Securities Act or otherwise), then a pro rata portion of each holder of Series C Preferred Stock shall be deemed to have been converted into such portion of Common Stock pursuant to this Section.
     (c) Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the Conversion Date.
     (d) Adjustments to Conversion Price. The Conversion Price shall also be subject to adjustment from time to time as follows:
          (i) If the Corporation shall, at any time or from time to time after the Initial Issue Date, issue (or be deemed to have issued in accordance with Section 6(d)(ii) below) any shares of Common Stock (other than Excluded Securities), without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price shall forthwith be lowered (but in no event increased) to a price equal to amount determined by multiplying such Conversion Price by a fraction:

          (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully-diluted basis assuming the exercise or conversion of all Common Stock equivalents), plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and
          (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully-diluted basis assuming the exercise or conversion of all Common Stock equivalents), plus (2) the number of such additional shares of Common Stock so issued.
Any such adjustment shall become effective immediately after the opening of business on the day following the issuance of such shares of Common Stock.
          (ii) For the purposes of any adjustment of a Conversion Price pursuant to this Section 6(d), the following provisions shall be applicable:
     (1)      In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.
     (2)      In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.
     (3)      In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for options to acquire Excluded Securities:
(A)	the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B)	the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs (1) and (2) above);

(C)	on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities or exercise price therefor, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

(D)	upon the expiration of any such options or the termination of any rights, convertible securities or exchangeable securities, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been in effect at the time of such expiration or termination had such options, rights, convertible securities or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; and

(E)	no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.
          (iii) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion

Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.
          (iv) Upon Combinations. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
          (v) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares of stock dividend provided for elsewhere in this Section 6(d), or the sale of all or substantially all of the Corporation’s properties and assets to any other person), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted, as the case may be, immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.
          (vi) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that holders of Series C Preferred Stock, as the case may be, shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series C Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6(d) with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6(d), including adjustment of the Conversion Price then in effect for the Series C Preferred Stock and the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.
          (vii) Deferral in Certain Circumstances. In any case in which the provisions of this Section 6(d) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any Series C Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 6(c) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument or due bills evidencing such holder’s right to receive such additional shares and such cash.
     (e) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any share of Series C Preferred Stock shall surrender the certificate evidencing such share of Series C Preferred Stock, duly endorsed or assigned to the Corporation in blank, at any office or agency of the Corporation maintained for such purpose, accompanied by written notice to the Corporation at such office or agency that the holder elects to convert such Series C Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted. Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) of (i) the event triggering automatic conversion pursuant to Section 6(b) or (ii) surrender of such shares of Series C Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares of Series C Preferred Stock as a holder shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and shall deliver at any office or agency of the Corporation maintained for the surrender of Series C Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 6(c). In the case of any certificate evidencing shares of Series C Preferred Stock that is converted in part only, upon such conversion the Corporation shall also execute and deliver a new certificate evidencing the number of shares of Series C Preferred Stock that are not converted.
     (f) Notice of Adjustment of Conversion Price. Whenever the provisions of Section 6(d) require that the Conversion Price be adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(d) and shall prepare a certificate signed by the Corporation’s chief executive officer or chief financial officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series C Preferred Stock and mailed by the Corporation at its expense to all holders of Series C Preferred Stock at their last addresses as they shall appear in the stock register.
     (g) Corporation to Reserve Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series C Preferred Stock. Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, is necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.
     (h) Taxes on Conversions. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series C Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.
     SECTION 7 Redemption of Series C Preferred Stock
     (a) Optional Redemption at the Election of Holders of Series C Preferred Stock. At any time on or after two years from the Initial Issue Date, the Requisite Holders may elect to have the Corporation redeem all of the then outstanding shares of Series C Preferred Stock held by such holders at a price per share equal to the Redemption Price set forth in Section 7(b) below by giving a written notice to the Corporation of such election (the “Redemption Notice”), whereupon the Corporation shall immediately provide a written notice of such election to the remaining holders of Series C Preferred Stock that have not provided the Redemption Notice specifying the date on which the redemption of such shares of Series C Preferred Stock shall occur (the “Redemption Date”); such date shall be not less than thirty (30) days nor more than sixty (60) days after the date of the Redemption Notice. Each remaining holder of Series C Preferred Stock may elect to participate in such redemption by providing written notice of such election to the Corporation at any time not more than thirty (30) days after the receipt of such notice from the Corporation. The Corporation shall, unless otherwise prevented by law, redeem from each such electing holder on the Redemption Date all of the shares of Series C Preferred Stock held by such holder and on each of the next two anniversaries thereafter (each a “Redemption Date”), shares of Series C Preferred Stock according to the following percentages: 1/3 on the Redemption Date, 1/3 on the first anniversary of the Redemption Date and 1/3 on the second anniversary of the Redemption Date.
     (b) Redemption Price and Payment. The Series C Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share an amount in cash equal to the Original Purchase Price per share plus an amount equal to all accrued and unpaid dividends with respect to such share, whether or not earned or declared, computed to the Redemption Date; such amount is referred to as the “Redemption Price.” The Redemption Price and other amounts set forth in this Section 7 shall be subject to an equitable adjustment in the event of any Series C Recapitalization Event.
     (c) Redemption Closing. The closing of the Corporation’s redemption of the Series C Preferred Stock pursuant to this Section 7 shall take place at 11:00 a.m. Eastern Standard Time on the Redemption Date at the Corporation’s principal executive office or other mutually agreed upon location where the closing will occur. At the closing, the Corporation shall pay to each holder of Series C Preferred Stock from whom shares of Series C Preferred Stock are being redeemed an amount equal to the aggregate Redemption Price for all such shares against receipt from such holder of the certificate or certificates, duly endorsed or assigned to the Corporation in blank, representing the shares of Series C Preferred Stock being redeemed. All such payments shall be made by wire transfer of immediately available funds or, if any such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check payable to the order of the holder. In the case of any certificate evidencing shares of Series C Preferred Stock that is redeemed in part only, upon such redemption the Corporation shall also execute and deliver a new certificate evidencing the number of shares of Series C Preferred Stock that are not redeemed.
     (d) Insufficient Funds.
          (i) If the Corporation shall not be permitted, or shall not have funds legally available in the amount necessary, to redeem all shares of Series C Preferred Stock to be redeemed on the Redemption Date, then the Series C Preferred Stock shall be redeemed by the Corporation on such Redemption Date to the maximum extent the Corporation is permitted and has funds legally available on a pro rata basis, in accordance with the number of shares then owned by each such holder of Series C Preferred Stock.
          (ii) To the extent that on the Redemption Date, the Corporation is not legally permitted or the funds of the Corporation legally available therefor are insufficient to pay the Redemption Price of any shares of Series C Preferred Stock required to be redeemed on such Redemption Date the Corporation shall immediately redeem such shares of Series C Preferred Stock upon the termination of such legal prohibition and at any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series C Preferred Stock, such funds will be used, immediately to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.
     (e) Effect of Redemption. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights (except the right to receive the Redemption Price) of the holders of Series C Preferred Stock with respect to the shares of Series C Preferred Stock to be redeemed on such date shall cease and terminate, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything contained herein to the contrary, (A) if the Corporation defaults in the payment of the Redemption Price, the rights of such holders with respect to such shares of Series C Preferred Stock shall continue until the Corporation cures such default, and (B) without limiting any other rights of such holders, upon the occurrence of a subsequent liquidation, with respect to the shares of Series C Preferred Stock in respect of which the payment of the Redemption Price has not occurred, such holders shall be accorded the Liquidation rights set forth in Section 5 hereof in respect of such remaining shares, as if no prior redemption request had been made. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.
     (f) Miscellaneous.
          (i) Except as otherwise provided herein, the number of shares of Series C Preferred Stock to be redeemed from each holder of Series C Preferred Stock in redemptions hereunder shall be the number of such shares as is equal to the total number of such shares to be redeemed multiplied by a fraction, the numerator of which shall be the total number of such shares then held by such holder and the denominator of which shall be the total number of such shares held by all such holders.
          (ii) Neither the Corporation nor any Subsidiary shall offer to purchase, redeem or acquire any shares of Series C Preferred Stock other than pursuant to the terms of this Certificate of Designation or pursuant to a purchase offer made to all holders of Series C Preferred Stock pro rata based upon the number of such shares owned by each such holder.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be signed by Lawrence D. Bain, its President, and attested by Dave M. Gomez, its Secretary, this 29th day of December, 2006.

By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	President

Attested:

By:	/s/ Dave M. Gomez

Dave M. Gomez, Secretary